SUBORDINATION AND INTERCREDITOR AGREEMENT

	THIS SUBORDINATION AND INTERCREDITOR AGREEMENT (this "Agreement")
is entered into as of June 14, 2006, by and among UNITED MORTGAGE TRUST, a Maryland trust ("Subordinated Creditor"), UNITED DEVELOPMENT FUNDING,
L.P., a Nevada limited partnership (the "Company"), and TEXTRON
FINANCIAL CORPORATION, a Delaware corporation, as Agent for all Senior
Lenders party to the Senior Credit Agreement described below.
	R E C I T A L S
	A.	 The Company, UDF Tx One, L.P. ("UDF Tx" and, together with
the Company, the "Borrowers"), Agent and Senior Lenders (as hereinafter defined) have entered into a Loan and Security Agreement of even date herewith (as the same may be amended, restated, supplemented or otherwise modified from time to time, the "Senior Loan Agreement")
pursuant to which, among other things, Senior Lenders have agreed, subject to the terms and conditions set forth in the Senior Loan
Agreement, to make certain loans and financial accommodations to the
Borrowers.  All of the Company's obligations to Agent and Senior Lenders under the Senior Loan Agreement and the other Senior Debt Documents (as hereinafter defined) are secured by liens on and security interests in substantially all of the now existing and hereafter acquired real and personal property of the Company (the "Collateral").
	B.	Company is indebted to Subordinated Creditor pursuant to a
First Amended and Restated Secured Line of Credit Promissory Note dated as of September 30, 2004 in the principal amount of $30,000,000 (the "Subordinated Note"). All of Company's obligations evidenced by the Subordinated Note are secured by liens on and security interests in the Collateral.
	C.	As an inducement to and as one of the conditions precedent
to the agreement of Agent and Senior Lenders to consummate the transactions contemplated by the Senior Loan Agreement, Agent and Senior
Lenders have required the execution and delivery of this Agreement by Subordinated Creditor and the Company in order to set forth the relative rights and priorities of Agent, Senior Lenders and Subordinated Creditor
under the Senior Debt Documents and the Subordinated Debt Documents (as hereinafter defined).
	NOW, THEREFORE, in order to induce Agent and Senior Lenders to consummate the transactions contemplated by the Senior Loan Agreement, and for other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties hereto hereby agree as follows:
1.	Definitions.  The following terms shall have the following
meanings in this Agreement:
       "Agent" means Textron Financial Corporation, as Agent for the
Senior Lenders, or any other Person appointed by the holders of the
Senior Debt as administrative agent for purposes of the Senior Debt
Documents and this Agreement.
       "Bankruptcy Code" means Chapter 11 of Title 11 of the United
States Code, as amended from time to time and any successor statute and all rules and regulations promulgated thereunder.
       "Distribution" means, with respect to any indebtedness, obligation or security, (a) any payment or distribution by any Person of cash, securities or other property, by set-off or otherwise, on account of such indebtedness, obligation or security, (b) any redemption, purchase or other acquisition of such indebtedness, obligation or security by any
Person or (c) the granting of any lien or security interest to or for the benefit of the holders of such indebtedness, obligation or security in or upon any property of any Person.
       "Enforcement Action" means (a) to take from or for the account of the Company or any guarantor of the Subordinated Debt, by set-off or in any other manner, the whole or any part of any moneys which may now or hereafter be owing by the Company or any such guarantor with respect to the Subordinated Debt, (b) to sue for payment of, or to initiate or participate with others in any suit, action or proceeding against the
Company or any such guarantor to (i) enforce payment of or to collect the whole or any part of the Subordinated Debt or (ii) commence judicial enforcement of any of the rights and remedies under the Subordinated
Debt Documents or applicable law with respect to the Subordinated Debt,
(c) to accelerate the Subordinated Debt, (d) to exercise any put option or to cause the Company or any such guarantor to honor any redemption or mandatory prepayment obligation under any Subordinated Debt Document,
(e) to notify account debtors or directly collect accounts receivable or other payment rights of the Company or any such guarantor, or (f) to take any action under the provisions of any state or federal law, including, without limitation, the Uniform Commercial Code, or under any contract or agreement, to enforce, foreclose upon, take possession of or sell any property or assets of the Company or any such guarantor, including the Collateral.
       "Loan Documents" means the Senior Loan Agreement and all other agreements, documents and instruments executed from time to time in connection therewith, as the same may be amended, restated, supplemented or otherwise modified from time to time.
       "Permitted Subordinated Debt Payments" means payments of regularly scheduled payments of principal and interest and discretionary payments of principal on the Subordinated Debt due and payable on a non-
accelerated basis in accordance with the terms of the Subordinated Debt Documents as in effect on the date hereof or as modified in accordance with the terms of this Agreement.
       "Person" means any natural person, corporation, general or limited partnership, limited liability company, firm, trust, association, government, governmental agency or other entity, whether acting in an individual, fiduciary or other capacity.
       "Proceeding" means any voluntary or involuntary insolvency, bankruptcy, receivership, custodianship, liquidation, dissolution, reorganization, assignment for the benefit of creditors, appointment of a custodian, receiver, trustee or other officer with similar powers or any other proceeding for the liquidation, dissolution or other winding up of a Person.
       "Refinancing Senior Debt Documents" means any financing
documentation which replaces the Loan Documents and pursuant to which the Senior Debt under the Loan Documents are refinanced, as such financing documentation may be amended, restated, supplemented or otherwise modified from time to time in compliance with this Agreement.
       "Senior Debt" means all obligations, liabilities and indebtedness of every nature of the Company from time to time owed to Agent or any
Senior Lender under the Senior Debt Documents, including, without limitation, the principal amount of all debts, claims and indebtedness, accrued and unpaid interest and all fees, costs and expenses, whether primary, secondary, direct, contingent, fixed or otherwise, heretofore, now and from time to time hereafter owing, due or payable, whether before or after the filing of a Proceeding under the Bankruptcy Code together with (a) any amendments, modifications, renewals or extensions thereof to the extent not prohibited by the terms of this Agreement and
(b) any interest accruing thereon after the commencement of a
Proceeding, without regard to whether or not such interest is an allowed claim.  Senior Debt shall be considered to be outstanding whenever any loan commitment under the Senior Debt Documents is outstanding.
       "Senior Debt Documents" means the Loan Documents and, after any refinancing of the Senior Debt under the Loan Documents, the Refinancing
Senior Debt Documents.
       "Senior Default" means any "Event of Default" under the Senior
Debt Documents, or any condition or event that, after notice or lapse of time or both, would constitute such an Event of Default if that condition or event were not cured or removed within any applicable grace or cure period set forth therein.
       "Senior Default Notice" means a written notice from Agent to
Subordinated Creditor pursuant to which Subordinated Creditor is notified of the occurrence of a Senior Default, which notice incorporates a reasonably detailed description of such Senior Default and which notice expressly states that it is a "Senior Default"
hereunder.
       "Senior Lenders" means the holders of the Senior Debt.
       "Subordinated Debt" means all of the obligations of the Company to Subordinated Creditor evidenced by or incurred pursuant to the
Subordinated Debt Documents.
       "Subordinated Debt Documents" means the Subordinated Note, any guaranty with respect to the Subordinated Debt, any security agreement or other collateral document securing the Subordinated Debt and all other documents, agreements and instruments now existing or hereinafter entered into evidencing or pertaining to all or any portion of the
Subordinated Debt.
       "Subordinated Debt Default" means a default in the payment of the Subordinated Debt or in the performance of any term, covenant or condition contained in the Subordinated Debt Documents or any other occurrence permitting Subordinated Creditor to accelerate the payment of all or any portion of the Subordinated Debt.
       "Subordinated Debt Default Notice" means a written notice from Subordinated Creditor or the Company to Agent pursuant to which Agent is notified of the occurrence of a Subordinated Debt Default, which notice incorporates a reasonably detailed description of such Subordinated Debt
Default and which notice expressly states that it is a "Subordinated
Debt Default Notice" hereunder.
2.	Subordination.
	2.1	Subordination of Subordinated Debt to Senior Debt.  The
Company covenants and agrees, and Subordinated Creditor by its acceptance of the Subordinated Debt Documents (whether upon original issue or upon transfer or assignment) likewise covenants and agrees, notwithstanding anything to the contrary contained in any of the
Subordinated Debt Documents, that the payment of any and all of the
Subordinated Debt shall be subordinate and subject in right and time of payment, to the extent and in the manner hereinafter set forth, to the prior indefeasible payment in full in cash of all Senior Debt.  Each holder of Senior Debt, whether such Senior Debt is now outstanding or hereafter created, incurred, assumed or guaranteed, shall be deemed to have acquired Senior Debt in reliance upon the provisions contained in this Agreement.
	2.2 	Liquidation, Dissolution, Bankruptcy.  In the event of any
Proceeding involving the Company:
	(a) 	All Senior Debt shall first be indefeasibly paid in
full in cash and all commitments to lend under the Senior Debt
Documents shall be terminated before any Distribution, whether in cash, securities or other property, shall be made to Subordinated
Creditor on account of any Subordinated Debt.
	(b) 	Any Distribution, whether in cash, securities or other
property which would otherwise, but for the terms hereof, be payable or deliverable in respect of the Subordinated Debt shall be paid or delivered directly to Agent (to be held and/or applied by Agent in accordance with the terms of the Senior Debt
Documents) until all Senior Debt is indefeasibly paid in full in cash and all commitments to lend under the Senior Debt Documents shall have been terminated.  Subordinated Creditor irrevocably authorizes, empowers and directs any debtor, debtor in possession, receiver, trustee, liquidator, custodian, conservator or other
Person having authority, to pay or otherwise deliver all such
Distributions to Agent.  Subordinated Creditor also irrevocably authorizes and empowers Agent, in the name of Subordinated
Creditor, to demand, sue for, collect and receive any and all such
Distributions.
	(c) 	Subordinated Creditor agrees not to initiate,
prosecute or participate in any claim, action or other proceeding challenging the enforceability, validity, perfection or priority of the Senior Debt or any liens and security interests securing the Senior Debt.
	(d) 	Subordinated Creditor agrees that Agent or any Senior
Lender may consent to the use of cash collateral or provide
financing to Company on such terms and conditions and in such amounts as Agent or such Senior Lender, in its sole discretion, may decide and, in connection therewith, Company may grant to
Agent or such Senior Lender liens and security interests upon all of the property of Company, which liens and security interests (i)
shall secure payment of all Senior Debt (whether such Senior Debt arose prior to the commencement of any Proceeding or at any time thereafter) and all other financing provided by Agent or such
Senior Lender during such Proceeding and (ii) shall be superior in priority to the liens and security interests, if any, in favor of
Subordinated Creditor on the property of Company.  Subordinated
Creditor agrees that it will not object to or oppose a sale or other disposition of any property securing all of any part of the
Senior Debt free and clear of security interests, liens or other claims of Subordinated Creditor under Section 363 of the
Bankruptcy Code or any other provision of the Bankruptcy Code if
Agent or any Senior Lender has consented to such sale or
disposition.  Subordinated Creditor agrees not to assert any right it may have to "adequate protection" of Subordinated Creditor's interest in any Collateral in any Proceeding and agrees that it will not seek to have the automatic stay lifted with respect to any Collateral without the prior written consent of Agent or such
Senior Lender.  Subordinated Creditor waives any claim it may now or hereafter have arising out of Agent's or any Senior Lender's election, in any Proceeding instituted under the Bankruptcy Code, of the application of Section 1111(b)(2) of the Bankruptcy Code, and/or any borrowing or grant of a security interest under Section
364 of the Bankruptcy Code by Company, as debtor in possession.
Subordinated Creditor further agrees that it will not seek to participate or participate on any creditor's committee without
Agent's or such Senior Lender's prior written consent.  This
Agreement, which the parties hereto expressly acknowledge is a
"subordination agreement" under section 510(a) of the Bankruptcy
Code, shall be effective before, during and after the commencement of a Proceeding.
	(e)	Subordinated Creditor agrees to execute, verify,
deliver and file any proofs of claim in respect of the
Subordinated Debt requested by Agent in connection with any such
Proceeding and hereby irrevocably authorizes, empowers and
appoints Agent its agent and attorney-in-fact to (i) execute, verify, deliver and file such proofs of claim upon the failure of
Subordinated Creditor promptly to do so prior to 30 days before the expiration of the time to file any such proof of claim and
(ii) vote such claim in any such Proceeding upon the failure of
Subordinated Creditor to do so prior to 15 days before the
expiration of the time to vote any such claim; provided Agent shall have no obligation to execute, verify, deliver, file and/or vote any such proof of claim.  In the event that Agent votes any claim in accordance with the authority granted hereby,
Subordinated Creditor shall not be entitled to change or withdraw such vote.
	(f) 	The Senior Debt shall continue to be treated as Senior
Debt and the provisions of this Agreement shall continue to govern the relative rights and priorities of Senior Lenders and
Subordinated Creditor even if all or part of the Senior Debt or the security interests securing the Senior Debt are subordinated, set aside, avoided, invalidated or disallowed in connection with any such Proceeding, and this Agreement shall be reinstated if at any time any payment of any of the Senior Debt is rescinded or must otherwise be returned by any holder of Senior Debt or any representative of such holder.
	2.3 	Subordinated Debt Payment Restrictions.
	(a)	Notwithstanding the terms of the Subordinated Debt
Documents, the Company hereby agrees that it may not make, and
Subordinated Creditor hereby agrees that it will not accept, any
Distribution with respect to the Subordinated Debt until the
Senior Debt is indefeasibly paid in full in cash and all
commitments to lend under the Senior Debt Documents have
terminated, other than Permitted Subordinated Debt Payments
subject to the terms of Section 2.2 of this Agreement; provided, however, that the Company and Subordinated Creditor further agree that no Permitted Subordinated Debt Payment may be made by the
Company or accepted by Subordinated Creditor unless (i) at the time of such Permitted Subordinated Debt Payment no Senior Default shall exist immediately prior to or immediately after such
Permitted Subordinated Debt Payment, and (ii) after giving pro forma effect to such Permitted Subordinated Debt Payment, if such
Permitted Subordinated Debt Payment shall cause the principal balance of the Subordinated Debt to be less than $28,000,000, then the Company, prior to making any such Permitted Subordinated Debt
Payment, shall certify to the Senior Lenders in form and substance satisfactory to Agent and containing projections or supporting analysis as Agent may reasonably request, that the Company shall be in compliance with Section 7.6 of the Senior Loan Agreement as of the date of such Permitted Subordinated Debt Payment.
       (b)	No Senior Default shall be deemed to have been waived
for purposes of this Section 2.3 unless and until the Company shall have received a written waiver from Agent or all Senior
Lenders.
		(c)	Notwithstanding any provision of this Section 2.3 to
the contrary, the failure of the Company to make any Distribution with respect to the Subordinated Debt by reason of the operation of this Section 2.3 shall not be construed as preventing the occurrence of a Subordinated Debt Default under the applicable
Subordinated Debt Documents.
       2.4	Subordinated Debt Standstill Provisions.	Until the Senior
Debt is indefeasibly paid in full in cash and all commitments to lend under the Senior Debt Documents shall be terminated, Subordinated
Creditor shall not, without the prior written consent of Agent, take any Enforcement Action with respect to the Subordinated Debt or the
Collateral.  Notwithstanding the foregoing, Subordinated Creditor may file proofs of claim against the Company in any Proceeding involving the Company. Any Distributions or other proceeds of any Enforcement Action obtained by Subordinated Creditor in violation of the foregoing prohibition shall in any event be held in trust by it for the benefit of
Agent and Senior Lenders and promptly paid or delivered to Agent for the benefit of Senior Lenders in the form received until all Senior Debt is indefeasibly paid in full in cash and all commitments to lend under the
Senior Debt Documents shall have been terminated.
	2.5	Incorrect Payments.  If any Distribution on account of the
Subordinated Debt not permitted to be made by the Company or accepted by Subordinated Creditor under this Agreement, such Distribution shall not be commingled with any of the assets of Subordinated Creditor, shall be held in trust by Subordinated Creditor for the benefit of Agent and
Senior Lenders and shall be promptly paid over to Agent for application
(in accordance with the Senior Debt Documents) to the payment of the
Senior Debt then remaining unpaid, until all of the Senior Debt is paid in full.
	2.6	Subordination of Liens and Security Interests; Agreement Not
to Contest; Agreement to Release Liens. Until the Senior Debt has been indefeasibly paid in full in cash and all lending commitments under the
Senior Debt Documents have terminated, all liens and security interests of Subordinated Creditor in the Collateral shall be and hereby are subordinated for all purposes and in all respects to the liens and security interests of Agent (for its benefit and the benefit of the
Senior Lenders) in the Collateral, regardless of the time, manner or order of perfection of any such liens and security interests.
Subordinated Creditor agrees that it will not at any time contest the validity, perfection, priority or enforceability of the Senior Debt, the
Senior Debt Documents, or the liens and security interests of Agent in the Collateral securing the Senior Debt.  In the event that Agent releases or agrees to release any of its liens or security interests in the Collateral in connection with the sale or other disposition thereof or any of the Collateral is sold or retained pursuant to a foreclosure or similar action, Subordinated Creditor shall (or shall cause its agent) to promptly execute and deliver to Agent such termination statements and releases as Agent shall reasonably request to effect the release of the liens and security interests of Subordinated Creditor in such Collateral. In furtherance of the foregoing, Subordinated Creditor hereby irrevocably appoints Agent its attorney-in-fact, with full authority in the place and stead of Subordinated Creditor and in the name of Subordinated Creditor or otherwise, to execute and deliver any document or instrument which Subordinated Creditor may be required to deliver pursuant to this Section 2.6.
	2.7 Application of Proceeds from Sale or other Disposition of the Collateral. In the event of any sale, transfer or other disposition
(including a casualty loss or taking through eminent domain) of the
Collateral, the proceeds resulting therefrom (including insurance proceeds) shall be applied in accordance with the terms of the Senior
Debt Documents or as otherwise consented to by Agent and the Senior
Lenders until such time as the Senior Debt is indefeasibly paid in full in cash and all commitments to lend under the Senior Debt Documents have been terminated.
       2.8	Exclusive Enforcement.  Until the Senior Debt has been
indefeasibly paid in full in cash and all lending commitments under the
Senior Debt Documents have terminated, whether or not a Proceeding has been commenced by or against the Company, Agent shall have the exclusive right to take and continue any Enforcement Action with respect to the Collateral, without any consultation with or consent of Subordinated
Creditor.  Upon the occurrence and during the continuance of a default or an event of default under the Senior Debt Documents, Agent may take and continue any Enforcement Action with respect to the Senior Debt and the Collateral in such order and manner as it may determine in its sole discretion.
	2.9	Sale, Transfer or other Disposition of Subordinated Debt.
	(a)	Subordinated Creditor shall not sell, assign, pledge,
dispose of or otherwise transfer all or any portion of the
Subordinated Debt or any Subordinated Debt Document.
	(b)	Notwithstanding the foregoing, the subordination
effected hereby shall survive any sale, assignment, pledge,
disposition or other transfer of all or any portion of the
Subordinated Debt in violation of the foregoing prohibition, and the terms of this Agreement shall be binding upon the successors and assigns of Subordinated Creditor, as provided in Section 10 hereof.
	2.10	Legends.  Until the termination of this Agreement in
accordance with Section 16 hereof, Subordinated Creditor will cause to be clearly, conspicuously and prominently inserted on the face of the Subordinated Note and any other Subordinated Debt Document, as well as any renewals or replacements thereof, the following legend:
	"This instrument and the rights and obligations evidenced
hereby are subordinate in the manner and to the extent set forth in that certain Subordination and Intercreditor Agreement (the
"Subordination Agreement") dated as of June ___, 2006 among United
Mortgage Trust, United Development Funding, L.P. (the "Company")
and Textron Financial Corporation ("Agent"), to the indebtedness
(including interest) owed by the Company pursuant to that certain
Loan and Security Agreement dated as of June ___, 2006 among the
Company, UDF Tx One, L.P., Agent and the lenders from time to time party thereto, as such Loan and Security Agreement may be amended, restated, supplemented or otherwise modified from time to time and to indebtedness refinancing the indebtedness under that agreement as contemplated by the Subordination Agreement; and each holder of this instrument, by its acceptance hereof, irrevocably agrees to be bound by the provisions of the Subordination Agreement."
3.	Modifications.
	3.1 	Modifications to Senior Debt Documents.  Senior Lenders may
at any time and from time to time without the consent of or notice to Subordinated Creditor, without incurring liability to Subordinated
Creditor and without impairing or releasing the obligations of
Subordinated Creditor under this Agreement, change the manner or place of payment or extend the time of payment of or renew or alter any of the terms of the Senior Debt, or amend in any manner any agreement, note, guaranty or other instrument evidencing or securing or otherwise relating to the Senior Debt.
	3.2 	Modifications to Subordinated Debt Documents.  Until the
Senior Debt has been indefeasibly paid in full in cash and all lending commitments under the Senior Debt Documents have terminated, and notwithstanding anything to the contrary contained in the Subordinated
Debt Documents, Subordinated Creditor shall not, without the prior written consent of Agent, agree to any amendment, modification or supplement to the Subordinated Debt Documents.
4.	Waiver of Certain Rights by Subordinated Creditor.
	4.1	Marshaling. Subordinated Creditor hereby waives any rights
it may have under applicable law to assert the doctrine of marshaling or to otherwise require Agent and the Senior Lenders to marshal any property of Company or any guarantor of the Senior Debt for the benefit of Subordinated Creditor.
	4.2	Rights Relating to Agent's Actions with respect to the
Collateral. Subordinated Creditor hereby waives, to the extent permitted by applicable law, any rights which it may have to enjoin or otherwise obtain a judicial or administrative order preventing Agent from taking, or refraining from taking, any action with respect to all or any part of the Collateral. Without limitation of the foregoing, Subordinated
Creditor hereby agrees (a) that it has no right to direct or object to the manner in which Agent applies the proceeds of the Collateral resulting from the exercise by Agent of rights and remedies under the
Senior Debt Documents to the Senior Debt and (b)  that Agent has not assumed any obligation to act as the agent for Subordinated Creditor with respect to the Collateral.
5.	Representations and Warranties.
	5.1 	Representations and Warranties of Subordinated Creditor.
Subordinated Creditor hereby represents and warrants to Agent and Senior
Lenders that as of the date hereof: (a) Subordinated Creditor is a
[corporation] duly formed and validly existing under the laws of the
State of Maryland; (b)  Subordinated Creditor has the power and authority to enter into, execute, deliver and carry out the terms of this Agreement, all of which have been duly authorized by all proper and necessary action; (c) the execution of this Agreement by Subordinated
Creditor will not violate or conflict with the organizational documents of Subordinated Creditor, any material agreement binding upon
Subordinated Creditor or any law, regulation or order or require any consent or approval which has not been obtained; (d) this Agreement is the legal, valid and binding obligation of Subordinated Creditor, enforceable against Subordinated Creditor in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by equitable principles;
and (e) Subordinated Creditor is the sole owner, beneficially and of record, of the Subordinated Debt Documents and the Subordinated Debt.
	5.2 	Representations and Warranties of Agent.  Agent hereby
represents and warrants to Subordinated Creditor that as of the date hereof: (a) Agent is a corporation duly formed and validly existing under the laws of the State of Delaware; (b) Agent has the power and authority to enter into, execute, deliver and carry out the terms of this Agreement, all of which have been duly authorized by all proper and necessary action; (c) the execution of this Agreement by Agent will not violate or conflict with the organizational documents of Agent, any material agreement binding upon Agent or any law, regulation or order or require any consent or approval which has not been obtained; and (d)
this Agreement is the legal, valid and binding obligation of Agent, enforceable against Agent in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally or by equitable principles.
6.	Subrogation.  Subject to the indefeasible payment in full in cash of all Senior Debt and the termination of all lending commitments under the Senior Debt Documents, Subordinated Creditor shall be subrogated to the rights of Agent and Senior Lenders to receive Distributions with respect to the Senior Debt until the Subordinated Debt is paid in full. Subordinated Creditor agrees that in the event that all or any part of a payment made with respect to the Senior Debt is recovered from the holders of the Senior Debt in a Proceeding or otherwise, any
Distribution received by Subordinated Creditor with respect to the
Subordinated Debt at any time after the date of the payment that is so recovered, whether pursuant to the right of subrogation provided for in this Agreement or otherwise, shall be deemed to have been received by Subordinated Creditor in trust as property of the holders of the Senior
Debt and Subordinated Creditor shall forthwith deliver the same to the
Agent for the benefit of the Senior Lenders for application to the
Senior Debt until the Senior Debt is paid in full.  A Distribution made pursuant to this Agreement to Agent or Senior Lenders which otherwise would have been made to Subordinated Creditor is not, as between the
Company and Subordinated Creditor, a payment by the Company to or on account of the Senior Debt.
7.	Modification.  Any modification or waiver of any provision of this
Agreement, or any consent to any departure by any party from the terms hereof, shall not be effective in any event unless the same is in writing and signed by Agent and Subordinated Creditor, and then such modification, waiver or consent shall be effective only in the specific instance and for the specific purpose given.  Any notice to or demand on any party hereto in any event not specifically required hereunder shall not entitle the party receiving such notice or demand to any other or further notice or demand in the same, similar or other circumstances unless specifically required hereunder.
8.	Further Assurances.  Each party to this Agreement promptly will execute and deliver such further instruments and agreements and do such further acts and things as may be reasonably requested in writing by any other party hereto that may be necessary or desirable in order to effect fully the purposes of this Agreement.
9.	Notices.  Unless otherwise specifically provided herein, any notice delivered under this Agreement shall be in writing addressed to the respective party as set forth below and may be personally served, telecopied or sent by overnight courier service or certified or registered United States mail and shall be deemed to have been given (a)
if delivered in person, when delivered; (b) if delivered by telecopy, on the date of transmission if transmitted on a business day before 4:00
p.m. (Providence, Rhode Island time) or, if not, on the next succeeding business day; (c) if delivered by overnight courier, one business day after delivery to such courier properly addressed; or (d) if by United
States mail, four business days after deposit in the United States mail, postage prepaid and properly addressed.
	Notices shall be addressed as follows:
		If to Subordinated Creditor:
		United Mortgage Trust
		1702 North Collins Blvd., Suite 100
		Richardson, Texas 75080
		Attention:	Christine Griffin
		Telecopy:	(469) 916-0695
		With a copy to:
		Hallett & Perrin, P.C.
		2001 Bryan Street, Suite 3900
		Dallas, Texas 75201
		Attention:	Melissa Youngblood
		Telecopy:	(214) 922-4170
		If to the Company:
		United Development Funding, L.P.
		1812 Cindy Lane, Suite 200
		Bedford, Texas  76021
		Attention: 	Jeff Shirley
		Telecopy:	(817) 835-0383
		With a copy to:
		Hallett & Perrin, P.C.
		2001 Bryan Street, Suite 3900
		Dallas, Texas 75201
		Attention:	Melissa Youngblood
		Telecopy:	(214) 922-4170
		If to Agent or Senior Lenders:
		Textron Financial Corporation
		11575 Great Oaks Way, Suite 210
		Alpharetta, Georgia  30022
		Attention:	Portfolio Manager
		Telecopy:	(77) 360-1672
		With a copy to:
		Textron Financial Corporation
		11575 Great Oaks Way, Suite 210
		Alpharetta, Georgia  30022
		Attention:	Gloria Fazzolari, Esq.
		Telecopy:	(770) 360-1672
or in any case, to such other address as the party addressed shall have previously designated by written notice to the serving party, given in accordance with this Section 8.
10.	Successors and Assigns.  This Agreement shall inure to the benefit of, and shall be binding upon, the respective successors and assigns of
Agent, Senior Lenders and Company, and, subject to Section 2.9 hereof, Subordinated Creditor. To the extent permitted under the Senior Debt
Documents, Senior Lenders may, from time to time, without notice to
Subordinated Creditor, assign or transfer any or all of the Senior Debt or any interest therein to any Person and, notwithstanding any such assignment or transfer, or any subsequent assignment or transfer, the
Senior Debt shall, subject to the terms hereof, be and remain Senior
Debt for purposes of this Agreement, and every permitted assignee or transferee of any of the Senior Debt or of any interest therein shall, to the extent of the interest of such permitted assignee or transferee in the Senior Debt, be entitled to rely upon and be the third party beneficiary of the subordination provided under this Agreement and shall be entitled to enforce the terms and provisions hereof to the same extent as if such assignee or transferee were initially a party hereto.
11.	Relative Rights.	This Agreement shall define the relative rights
of Agent, Senior Lenders and Subordinated Creditor.  Nothing in this
Agreement shall (a) impair, as among the Company, Agent and Senior
Lenders and as between the Company and Subordinated Creditor, the obligation of the Company with respect to the payment of the Senior Debt and the Subordinated Debt in accordance with their respective terms or
(b) affect the relative rights of Agent, Senior Lenders or Subordinated
Creditor with respect to any other creditors of the Company.
12.	Conflict.  In the event of any conflict between any term, covenant or condition of this Agreement and any term, covenant or condition of any of the Subordinated Debt Documents, the provisions of this Agreement shall control and govern.
13.	Headings.  The paragraph headings used in this Agreement are for convenience only and shall not affect the interpretation of any of the provisions hereof.
14.	Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
15.	Severability.  In the event that any provision of this Agreement is deemed to be invalid, illegal or unenforceable by reason of the operation of any law or by reason of the interpretation placed thereon by any court or governmental authority, the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby, and the affected provision shall be modified to the minimum extent permitted by law so as most fully to achieve the intention of this Agreement.
16.	Continuation of Subordination; Termination of Agreement.  This
Agreement shall remain in full force and effect until the indefeasible payment in full in cash of the Senior Debt and the termination of all lending commitments under the Senior Debt Documents after which this
Agreement shall terminate without further action on the part of the parties hereto.
17.	Applicable Law.  This Agreement shall be governed by and shall be construed and enforced in accordance with the internal laws of the State of Rhode Island, without regard to conflicts of law principles.
18.	CONSENT TO JURISDICTION.  EACH OF SUBORDINATED CREDITOR AND THE
COMPANY HEREBY CONSENTS TO THE JURISDICTION OF ANY STATE OR FEDERAL
COURT LOCATED WITHIN THE STATE OF RHODE ISLAND AND IRREVOCABLY AGREES
THAT, SUBJECT TO AGENT'S ELECTION, ALL ACTIONS OR PROCEEDINGS ARISING
OUT OF OR RELATING TO THIS AGREEMENT SHALL BE LITIGATED IN SUCH COURTS.
EACH OF SUBORDINATED CREDITOR AND THE COMPANY EXPRESSLY SUBMITS AND
CONSENTS TO THE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY
DEFENSE OF FORUM NON CONVENIENS.  EACH OF SUBORDINATED CREDITOR AND THE
COMPANY HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS AND AGREES
THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE UPON IT BY CERTIFIED OR
REGISTERED MAIL, RETURN RECEIPT REQUESTED, ADDRESSED TO SUBORDINATED
CREDITOR AND THE COMPANY AT THEIR RESPECTIVE ADDRESSES SET FORTH IN THIS AGREEMENT AND SERVICE SO MADE SHALL BE COMPLETE TEN (10) DAYS AFTER THE
SAME HAS BEEN POSTED.  IN ANY LITIGATION, TRIAL, ARBITRATION OR OTHER
DISPUTE RESOLUTION PROCEEDING RELATING TO THIS AGREEMENT, ALL DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS OF SUBORDINATED CREDITOR, THE COMPANY OR
ANY OF THEIR RESPECTIVE AFFILIATES SHALL BE DEEMED TO BE EMPLOYEES OR
MANAGING AGENTS OF SUBRODINATED CREDITOR OR THE COMPANY, AS APPLICABLE,
FOR PURPOSES OF ALL APPLICABLE LAW OR COURT RULES REGARDING THE
PRODUCTION OF WITNESSES BY NOTICE FOR TESTIMONY (WHETHER IN A
DEPOSITION, AT TRIAL OR OTHERWISE).  EACH OF SUBORDINATED CREDITOR AND
THE COMPANY AGREES THAT AGENT'S OR ANY LENDER'S COUNSEL IN ANY SUCH
DISPUTE RESOLUTION PROCEEDING MAY EXAMINE ANY OF THESE INDIVIDUALS AS IF
UNDER CROSS-EXAMINATION AND THAT ANY DISCOVERY DEPOSITION OF ANY OF THEM
MAY BE USED IN THAT PROCEEDING AS IF IT WERE AN EVIDENCE DEPOSITION.
EACH OF SUBORDINATED CREDITOR AND THE COMPANY IN ANY EVENT WILL USE ALL COMMERCIALLY REASONABLE EFFORTS TO PRODUCE IN ANY SUCH DISPUTE
RESOLUTION PROCEEDING, AT THE TIME AND IN THE MANNER REQUESTED BY AGENT
OR ANY LENDER, ALL PERSONS, DOCUMENTS (WHETHER IN TANGIBLE, ELECTRONIC
OR OTHER FORM) OR OTHER THINGS UNDER ITS CONTROL AND RELATING TO THE
DISPUTE.
19.	WAIVER OF JURY TRIAL.  SUBORDINATED CREDITOR, THE COMPANY AND
AGENT HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM
OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, ANY OF
THE SUBORDINATED DEBT DOCUMENTS OR ANY OF THE SENIOR DEBT DOCUMENTS.
EACH OF SUBORDINATED CREDITOR, THE COMPANY AND AGENT ACKNOWLEDGES THAT
THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS
RELATIONSHIP, THAT EACH HAS RELIED ON THE WAIVER IN ENTERING INTO THIS
AGREEMENT AND THE SENIOR DEBT DOCUMENTS AND THAT EACH WILL CONTINUE TO
RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS.  EACH OF
SUBORDINATED CREDITOR, THE COMPANY AND AGENT WARRANTS AND REPRESENTS
THAT EACH HAS HAD THE OPPORTUNITY OF REVIEWING THIS JURY WAIVER WITH
LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY
TRIAL RIGHTS.
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	IN WITNESS WHEREOF, Subordinated Creditor, the Company and Agent
have caused this Agreement to be executed as of the date first above written.
							SUBORDINATED CREDITOR:

UNITED MORTGAGE TRUST, a Maryland
trust



By:
Name:
Title:


COMPANY:

UNITED DEVELOPMENT FUNDING, L.P., a
Nevada limited partnership

By:	United Development Funding,
Inc., its general partner



By:
Name:
Title:


AGENT:

TEXTRON FINANCIAL CORPORATION, a
Delaware corporation



By:
Name:
Title:





	12
LEGAL_US_E # 70846154.6	13
LEGAL_US_E # 70846154.6
SUBORDINATION AND INTERCREDITOR AGREEMENT